EXHIBIT 99.5


                               SHARPER IMAGE CORPORATION
                               STOCK OPTION PLAN

              (As amended and restated through February 24, 1995)


     I.     PURPOSE OF THE PLAN

            This Sharper Image Corporation Stock Option Plan, as amended and restated (the "Plan") is intended to promote the interests of the Sharper Image Corporation (the "Company") by providing eligible individuals, who are responsible for the management, growth and financial success of the Company or its parent or subsidiary corporations or who otherwise render valuable services to the Company or its parent or subsidiary corporations, with the opportunity to acquire a proprietary interest, or increase their proprietary interest, in the Company and thereby provide them with an incentive to remain in the service of the Company or its parent or subsidiary corporations.

            For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

            A. Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a PARENT corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            B. Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a SUBSIDIARY of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    II.     ADMINISTRATION OF THE PLAN

            A. The Plan shall be administered by one or more committees comprised of members of the Company's Board of Directors (the "Board"). The primary committee (the "Primary Committee") shall be comprised of two (2) or more Board members and shall have sole and exclusive authority to grant stock options and stock appreciation rights to officers of the Company subject to the short-swing profit restrictions of the Federal securities laws. Stock options may be granted to all other eligible employees and consultants by either the Primary Committee or a secondary committee comprised of two (2) or more Board





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members (the "Secondary  Committee").  The members of the Primary  Committee and the Secondary Committee shall each serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

            B. No Board member shall be eligible to serve on the Primary Committee if such individual has, within the twelve (12)-month period immediately preceding the date he or she is to be appointed to such Committee, received any option grant or stock appreciation right under this Plan or any other stock plan of the Company (or any parent or subsidiary corporation), except that non-employee Board members may receive automatic option grants under the Company's 1994 Non-Employee Director Stock Option Plan.

            C. Subject to the limited authority provided the Secondary Committee to effect option grants in accordance with the provisions of subsection A of this Section II, the Primary Committee shall serve as the Plan Administrator and shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under the Plan and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in the Plan or any option outstanding thereunder.

   III.     ELIGIBILITY FOR OPTION GRANTS

            The persons eligible to receive option grants under the Plan ("Optionee") are as follows:

               (i) key employees (including officers) of the Company (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Company (or its parent or subsidiary corporations); and

               (ii) those consultants who provide valuable services to the Company (or its parent or subsidiary corporations).

            The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of
Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.


                                     2.




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    IV.     STOCK SUBJECT TO THE PLAN

            A. The stock issuable under the Plan shall consist of shares of the Company's authorized but unissued or reacquired common stock ("Common Stock"). The maximum number of issuable shares shall not exceed 2,405,0001, subject to adjustment as provided in subsection C. In no event, however, shall any one participant in the Plan be granted stock options or separately exercisable stock appreciation rights for more than 300,000 shares in any fiscal year, starting with the fiscal year beginning February 1, 1994, except that for the fiscal year in which an individual receives his or her initial stock option grant under the Option Plan, the limit will be increased to 400,000 shares. Such share limitation shall also be subject to adjustment as provided in subsection C.

            B. Shares of Common Stock subject to the unexercised portion of any outstanding options under the Plan which expire or terminate prior to exercise in full or which are otherwise cancelled in accordance with the cancellation-regrant provisions of Section VIII shall be available for subsequent option grants under the Plan. Shares subject to any option cancelled or surrendered in accordance with the provisions of Section VII or Section X shall not be available for subsequent option grants under the Plan. Shares issued under the Plan, whether or not such shares are subsequently repurchased by the Company, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the option price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

            C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which stock options and separately exercisable stock appreciation rights may be granted per participant in any fiscal year and (iii) the aggregate number and/or class of securities and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

--------
     1 This figure includes a 750,000-share increase approved by the Board on October 7, 1994 and is subject to shareholder approval at the 1995 Annual Stockholders Meeting.

                                     3.




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            D.  Shares of  Common  Stock  issuable  upon  exercise  of an option granted under the Plan may be subject to such restrictions on transfer or other restrictions as may be determined by the Plan Administrator.

     V.     TERMS AND CONDITIONS OF OPTIONS

            Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees (as defined in subsection C.2 below) may only be granted non-statutory options. Each option grant shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified in this Section V and in Section VII. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI.

            A.    Option Price.

                  1. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the option grant, subject to Sections VI.A and VI.D.

                  2. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section XI and the documents evidencing the option grant, be payable in one of the following alternative forms (as determined by the Plan Administrator):

                    (A) in cash or check made payable to the Company's order; or

                    (B) in shares of Common Stock of the Company held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the date the option is exercised; or

                    (C) through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions (I) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Company by reason of such purchase and (II) to the Company to deliver

                                     4.




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        the  certificates  for the purchased  shares  directly to such brokerage firm in order to effect the sale transaction.

            Except to the extent such sale and remittance procedure is utilized, payment of the option price must occur at the time the option is exercised.

                  3. The Fair Market Value of a share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

                    (A) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

                    (B) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

            B. Term and Exercise of Options. Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the stock option agreement evidencing such option. However, no option granted under the Plan shall have a term in excess of ten (10) years from the grant date. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution following the Optionee's death.

            C. Termination of Service.

               1. Except to the extent otherwise provided below, the following provisions shall govern the exercise period applicable to any options held by the Optionee at the time of cessation of Service or death.

                                     5.




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                    (A) Should the  Optionee  cease to remain in Service for any reason other than death or permanent disability, then the period during which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                    (B) In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period during which each outstanding option held by the Optionee is to remain exercisable shall be limited to the twelve
        (12)-month period following the date of such cessation of Service.

                    (C) Should the Optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the Optionee's death. During such limited period, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

                    (D) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) which are exercisable at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any shares for which the option has not otherwise been exercised. Each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable.

                    (E) The Board shall have full power and authority:

                       (i) to extend  the period of time for which the option is
            to remain exercisable following the optionee's termination of Service from the normal three (3)-month (twelve (12) months in the case of death or permanent disability) period to such greater period of time as the Board shall deem appropriate under the circumstances; provided, that in no event shall such option be exercisable after the specified expiration date of the option term, or

                       (ii) to establish as a provision applicable to the exercise of one or more options granted under the Plan that during the limited period of exercisability following the cessation of Service, the option may be exercised not only with respect to the number of shares for which it is exercisable at the time of the optionee's cessation of Service but also with respect to one or more

                                       6.
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            subsequent  installments of purchasable  shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

               2. For all purposes under the Plan, unless specifically provided otherwise in the option agreement evidencing the option grant, the Optionee shall be deemed to remain in SERVICE for so long as such individual renders services on a periodic basis to the Company or any parent or subsidiary corporation in the capacity of an Employee, a non-employee member of the board of directors or a consultant. The Optionee shall be considered to be an EMPLOYEE for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

            D. Stockholder Rights. An Optionee shall have none of the rights of a stockholder with respect to any shares covered by the option until such Optionee shall have exercised the option and paid the option price.

    VI.     INCENTIVE OPTIONS

            The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

            A. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

            B. 10% Stockholder. If the individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (such individual to

                                     7.

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be designated a "10% Stockholder"), then the option price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of the option grant, and no option granted to a 10% Stockholder shall have a term in excess of five (5) years from the grant date.

            Except as modified by the preceding provisions of this Section VI, all provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

   VII.     CORPORATE TRANSACTION

            A. In the event of one or more of the following stockholder-approved transactions (a "Corporate Transaction"):

               1. a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

               2.  the  sale,   transfer   or  other   disposition   of  all  or
     substantially all of the assets of the Company; or

               3. any reverse merger in which the Company is the surviving entity,

then the exercisability of each option outstanding under the Plan shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under the Plan shall not be so accelerated if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant, including provisions which wholly preclude acceleration of exercisability upon any specified Corporate Transaction, provided such provisions are set forth in the agreement evidencing the option. The determination of comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

            B. Immediately following the consummation of the Corporate Transaction, all outstanding options under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.


                                     8.

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            C. Each  outstanding  option which is assumed in connection with the
Corporate   Transaction   or  is  otherwise  to  continue  in  effect  shall  be
appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan, on an aggregate and per participant basis, shall be appropriately adjusted following the consummation of the Corporate Transaction.

            D. The grant of options under this Section VII shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  VIII.     CANCELLATION AND REGRANT OF OPTIONS

            The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the new grant date (or in the case of an Incentive Option granted to a 10% Stockholder, not less than one hundred and ten percent (110%) of such Fair Market Value).

    IX.     STOCK APPRECIATION RIGHTS

            A. One or more Optionees may, upon such terms and conditions as the Plan Administrator may establish at the time of the option grant or at any time thereafter, be granted the right to surrender all or part of an unexercised option in exchange for a distribution equal in amount to the excess of (i) the Fair Market Value (on the surrender date) of the number of option shares which are at the time exercisable under the surrendered option or portion thereof over
(ii) the aggregate option price payable for such shares. No surrender of an option, however, shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the option holder shall accordingly become entitled under this subsection IX.A may be made in shares of Common Stock valued at Fair Market Value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.


                                     9.




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            B.  If  the   surrender  of  an  option  is  rejected  by  the  Plan
Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the surrender date and may exercise such rights at any time prior to the later of (i) the expiration of the five (5) business-day period following receipt by the option holder of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten
(10) years following the date of the option grant.

            C. Notwithstanding the foregoing provisions of this Section IX, one or more officers or directors of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Plan. Each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled, whether or not the option is otherwise at the time exercisable, upon the occurrence of a Hostile Take-Over, and the Optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares under the cancelled option over (ii) the aggregate option price payable for such shares. Such cash distribution shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

            D. For purposes of Section IX.C above, the following definitions shall be in effect:

                  A HOSTILE TAKE-OVER shall be deemed to occur in the event (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Company subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

                  The TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (i) the Fair Market Value per share on the date of the option cancellation or (ii) the highest reported price per share paid in effecting such Hostile Take-Over.


                                     10.

            E. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section IX shall NOT be available for subsequent option grants under the Plan.

     X.     LOANS

            A. The Plan  Administrator  may assist any  Optionee  (including  an
Optionee who is an officer of the Company) in the exercise of one or more options granted to such Optionee, including the satisfaction of any Federal and state income and employment tax obligations arising therefrom, by:

               (i) authorizing the extension of a loan from the Company to such Optionee, or

               (ii) permitting the Optionee to pay the option price for the purchased Common Stock in installments.

            B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans or installment payments may be granted with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events the maximum credit available to each Optionee may not exceed the sum of (i) the aggregate option price payable for the purchased shares (less the par value) plus (ii) any Federal and state income and employment tax liability incurred by the Optionee in connection with such exercise.

            C. The Plan Administrator may, in its absolute discretion, determine that one or more outstanding loans under the Plan shall be subject to forgiveness by the Company in whole or in part upon such terms and conditions as the Plan Administrator may in its discretion deem appropriate.

    XI.     NO EMPLOYMENT OR SERVICE RIGHTS

            Nothing in the Plan shall confer upon the Optionee any right to continue in the Service or employ of the Company (or any parent or subsidiary corporation of the Company employing or retaining such Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining such Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee at any time for any reason whatsoever, with or without cause.


                                     11.

   XII.     AMENDMENT OF THE PLAN AND OPTIONS

            A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall adversely affect the rights and obligations of an Optionee with respect to options at the time outstanding under the Plan unless the Optionee consents to such amendment. In addition, the Board shall not, without the approval of the Company's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan or the maximum number of shares for which stock options and separately exercisable stock appreciation rights may be granted per participant during any fiscal year, except for permissible adjustments under Section IV.C, (ii) materially increase the benefits accruing to individuals who participate in the Plan, or (iii) materially modify the eligibility requirements for participation in the Plan.

            B. Options to purchase shares of Common Stock may be granted under the Plan which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Plan are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the excess issuances are made, then (1) any unexercised options representing such excess shall terminate and cease to be exercisable and (2) the Company shall promptly refund to the Optionees the option price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short-Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

  XIII.     EFFECTIVE DATE AND TERM OF PLAN

            A. The Plan was initially adopted by the Board in May, 1985. In March 1987 the Plan was amended and restated by the Board to increase the number of shares issuable thereunder to an aggregate of 1,155,000 shares (the "1987 Restatement"). The 1987 Restatement was approved by the stockholders in April 1987. In January, 1992 the Board approved a further restatement of the Plan (the "1992 Restatement") to effect the following principal amendments: (1) increase the number of shares available for issuance pursuant to the Plan by 500,000 to 1,655,000 shares in the aggregate; (2) allow consultants to receive option grants or stock appreciation rights under the Plan; (3) conform the Plan to recent changes in Rule 16b-3 of the Securities and Exchange Commission; and (4) extend the term of the Plan from May 19, 1995 to January 19, 2002. The 1992 Restatement was approved by the stockholders in June 1992. On October 7, 1994, the Board approved a further restatement of the Plan (the "1995 Restatement") to effect the following principal adjustments: (i) increase the number of shares of Common Stock authorized for issuance over the remaining term of the Plan by an additional 750,000 shares to 2,405,000 shares; (ii)

                                     12.

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limit the aggregate number of shares for which any one individual may be granted stock options and separately exercisable stock appreciation rights to 300,000 shares per fiscal year, starting with the fiscal year beginning February 1, 1994, except that for the fiscal year in which an individual receives his or her initial stock option grant under the Plan, the limit will be increased to 400,000 shares; (iii) allow individuals in the Company's employ or service who own or are deemed to own more than twenty-five percent (25%) of the Company's outstanding Common Stock to receive stock options and stock appreciation rights under the Plan and (iv) render the non-employee members of the Board ineligible to receive any further option grants or stock appreciation rights under the Plan. The 1995 Restatement was approved by the stockholders at the 1995 Annual Stockholders Meeting.

            B. The provisions of the 1987, 1992 and 1995 Restatements apply only to options granted under the Plan from and after the respective dates such Restatements were adopted by the Board. All options which were issued and outstanding under the Plan immediately prior to such adoption of the such Restatements continue to be governed by the terms and conditions of the Plan (and the instrument evidencing each such option) as in effect on the date each such option was previously granted, and nothing in the Restatements is to affect or otherwise modify the respective rights or obligations of the holders of such options with respect to the acquisition of shares of Common Stock thereunder.

            C. Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the earlier of (i) January 19, 2002 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

   XIV.     USE OF PROCEEDS

            Any cash proceeds received by the Company from the issuance of shares of Common Stock under the Plan shall be used for general corporate purposes.

    XV.     WITHHOLDING

            The Company's obligation to deliver shares upon the exercise of any option or stock appreciation right or the surrender of any option granted under the Plan shall be subject to the Optionee's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.


                                     13.

   XVI.     REGULATORY APPROVALS

             The implementation of the Plan, the granting of any option or stock appreciation right under the Plan, and the issuance of Common Stock upon the exercise of any such option shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.



                                     14.